CUSIP No. 03782L101

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 39 TO THE SCHEDULE 13D

The below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transaction.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
07/16/2024	Purchase	38,524	$35.16	(1)
07/17/2024	Purchase	1,059	$34.85	(2)
07/17/2024	Purchase	55,059	$35.45	(3)
07/17/2024	Purchase	1,636	$36.06	(4)
07/18/2024	Purchase	28,697	$34.84	(5)
07/18/2024	Purchase	161,315	$35.36	(6)
07/18/2024	Purchase	2,600	$36.09	(7)
07/19/2024	Purchase	84,266	$35.45	(8)
07/22/2024	Purchase	60,188	$34.91	(9)
07/23/2024	Purchase	38,516	$35.63	(10)
07/24/2024	Purchase	5,532	$34.97	(11)
07/24/2024	Purchase	71,989	$35.46	(12)
07/24/2024	Purchase	1,926	$36.00

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transaction.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
07/16/2024	Purchase	1,476	$35.16	(1)
07/17/2024	Purchase	41	$34.85	(2)
07/17/2024	Purchase	2,141	$35.45	(3)
07/17/2024	Purchase	64	$36.06	(4)
07/18/2024	Purchase	1,101	$34.84	(5)
07/18/2024	Purchase	6,187	$35.36	(6)
07/18/2024	Purchase	100	$36.09	(7)
07/19/2024	Purchase	3,234	$35.45	(8)
07/22/2024	Purchase	2,312	$34.91	(9)
07/23/2024	Purchase	1,484	$35.63	(10)
07/24/2024	Purchase	213	$34.97	(11)
07/24/2024	Purchase	2,766	$35.46	(12)
07/24/2024	Purchase	74	$36.00

(1)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.85 to $35.50. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.83 to $34.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.00 to $35.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $36.01 to $36.19. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 03782L101

(5)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.80 to $34.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(6)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.00 to $35.995. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $36.00 to $36.31. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.19 to $36.03. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(9)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.69 to $35.35. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(10)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.00 to $35.89. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(11)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $34.91 to $34.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(12)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.00 to $35.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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